CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


THINK New Ideas, Inc.
New York, New York

      We hereby consent to the incorporation by reference in the Registration Statement of THINK New Ideas, Inc. on Form S-8, filed with the Securities and Exchange Commission on July 17, 1997, of our report dated September 19, 1997 on the consolidated financial statements of THINK New Ideas, Inc. included in its annual report on Form 10-KSB for the year ended June 30, 1997.

                                          BDO Seidman, LLP

New York, New York
October 2, 1997